Lease Amending Agreement

This Lease Amending Agreement dated this 1st day of November 2022

BETWEEN:

U.S. Mine Corporation (" Landlord") 8625 Highway 124 Ione, CA 95640
-and-

Purebase Corporation (" Tenant") with at 8631 State Highway 124 Ione, CA 95640.

Background

A. The landlord and the Tenant entered into the lease ("Agreement") dated October 1, 2020 for the certain real property located in Ione, California described as; Office Building.

B. The Landlord and the Tenant desire to amend the Lease Agreement on the terms and conditions set forth in this Lease Amending Agreement (the "Agreement"), which will take effect on November 1, 2022.

C. This Agreement is the first amendment to the Lease Agreement.

In Consideration of the Landlord and Tenant agreeing to amend their existing Lease Agreement, the receipt and sufficiency of which is hereby acknowledged, both parties agree to keep, perform and fulfill the promises, conditions and agreements below:

Amendments:

A. The Lease Agreement Term is extended for two years thru October 31, 2024.

B. $1,500.00 Base Rent for the office building will remain unchanged.

C. $2,000.00 Base Rent for Humic production facilities consisting of approximately 700 square feet of space which includes water and power.

No Other Changes

Except as otherwise expressly provided in the **Lease Agreement** all of the Terms and Conditions of the **Lease Agreement** remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Tenant and Landlord have signed and sealed this Agreement.

U.S. Mine Corporation

By its duly authorized representative

Name: John Bremer

Title: President

Purebase Corporation

by its duly authorized representative

Name: A Scott Dockter

Title: President/CEO

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